UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

                      Georgia                                                  0-14820                                              22-2408354
          (State or other jurisdiction                              (Commission                                        (I.R.S. Employer )
                   of incorporation)                                      File Number)                                       Identification No.

3130 Gateway Drive       P.O. Box 5625     Norcross, Georgia           30091-5625
                (Address of principal executive offices)                                   (Zip Code)

Registrant's telephone number, including area code, is (770) 441-2051

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On April 21, 2005, the Board of Directors of Immucor, Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Mr. Hiroshi Hoketsu as a new director to the Board. Mr. Hoketsu has extensive health care experience having been in the industry since 1967. His most recent position was President of Ortho-Clinical Diagnostics K.K. in Japan – a responsibility he held from 1981 until his retirement in 2002.

          The Board has determined that Mr. Hoketsu is an independent director under applicable NASDAQ listing standards. Mr. Hoketsu has not been appointed to serve on any committees of the Board at this time. On April 25, 2005, the Company issued a press release announcing Mr. Hoketsu’s appointment to the Board of Directors.

Item 9.1    Financial Statements and Exhibits

        (c) Exhibits.

       EXHIBIT NO.          DESCRIPTION

       99.1                            Press Release dated April 25, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    IMMUCOR, INC.

Date:   April 27, 2005                                                                  By: /s/ Steven C. Ramsey
                                                                                                               Steven C. Ramsey
                                                                                                               Vice President - Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION

99.1                            Press Release dated April 25, 2005.